UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2018

MOBILESMITH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

5400 Trinity Rd., Suite 208 Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

855-516-2413
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

    Item 8.01 Other events.

    On February 1, 2018 the Board of Directors of  MobileSmith Inc. (the "Company") adopted new audit committee and compensation committee charters establishing audit and compensation committees and appointed independent Board members to the newly formed committees.

    Board members Robert Smith, Ray Hemmig and Ronen Shviki were appointed to the Audit Committee with Robert Smith as Audit Committee Chairman.  Board members Robert Smith, Ray Hemmig and Ronen Shviki were appointed to the  Compensation Committee with Ray Hemmig as Compensation Committee Chairman.

    Item 9.01 Financial Statements and Exhibits.

    (d) Exhibits
    99.1  Charter of the Audit Committee of the Board of Directors of MobileSmith Inc.
    99.2  Charter of the Compensation Committee of the Board of Directors of MobileSmith Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

Date: February 7, 2018	By:	/s/ Gleb Mikhailov
Gleb Mikhailov
Chief Financial Officer